Exhibit 99.1

Immune Pharmaceuticals Announces Outcome of Annual Meeting of Stockholders

Englewood Cliffs, NJ (February 27, 2018) – Immune Pharmaceuticals, Inc. (NASDAQ; IMNP) (“Immune” or the “Company”) a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, announced today that Proposal 4 - Ratification of the Reverse Stock Split set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 26, 2018 passed with shareholder approval.

The Company’s Annual Meeting of Stockholders, held on February 15, 2018, was convened on Proposals 1, 2, 3, 5 and 6, each as set forth in the Company’s Definitive Proxy Statement, with all such proposals having been ratified and approved in accordance with applicable law, rules and regulations. The Annual Meeting resumed with respect to Proposal 4 on February 23, 2018 and received the affirmative vote of approximately 81 percent of the shares of the Company’s common stock voted on this proposal, which represented a majority of the outstanding shares of common stock as of the Record Date (as such term defined.

Elliot Maza, President and CEO of Immune, commented, “We are grateful for the continued support of our shareholders. Our focus remains on executing on our corporate and clinical strategies with the goal of unlocking shareholder value in the near- and long-term.”

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, fully human monoclonal antibody that targets and lowers levels of eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By neutralizing eotaxin-1, bertilimumab may prevent the migration of eosinophils and other cells, thus helping to relieve associated inflammatory conditions. Currently, Immune is conducting two phase 2 clinical trials to test bertilimumab in patients suffering from bullous pemphigoid and ulcerative colitis, respectively. Bertilimumab may have application in other diseases, including atopic dermatitis, immune and inflammatory hepatitis, and asthma.

1

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. In addition, there can be no assurance that Immune will successfully complete its anticipated corporate restructuring, filing of the Form 10, or consummation of the spin-off of Cytovia, or that Immune will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Immune may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions, or consider competing, alternate or complimentary transactions or offers by third parties at the discretion of Immune’s board of directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(908) 938-1475

jtc@jtcir.com

SOURCE Immune Pharmaceuticals Inc.

###

2